UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 25, 2022
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 857-6800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d) Election of Director

On March 25, 2022, the Board of Directors (the “Board”) of Dropbox, Inc. (the “Company”) appointed Abhay Parasnis to serve as a member of the Board. He was also appointed to the Compensation Committee of the Board.

“We’re thrilled to have Abhay join our Board,” said Dropbox Co-founder and Chief Executive Officer Drew Houston. “Abhay is a proven innovator, operator and technologist, with over two decades of experience scaling businesses and fostering a culture of innovation. His familiarity with our core customers and his experience leading technology, operations, and engineering during times of transformation, will be invaluable to us as we work towards our long-term vision of building one organized place for cloud content and the workflows around it.”

“I’m honored to join Dropbox’s board,” said Mr. Parasnis. “Dropbox invented the file sync and share category and built an incredible product that hundreds of millions of people use daily. As I look at where the technology landscape is headed, I firmly believe Dropbox is uniquely positioned to build that next category - technology centered around improving people’s working lives. I’m excited to be part of this next chapter in Dropbox’s journey.”

There are no arrangements or understandings between Mr. Parasnis and any other person, in each case, pursuant to which Mr. Parasnis was appointed to serve on the Board. There are no family relationships between Mr. Parasnis and any other director or executive officer of the Company and there have been no transactions between Mr. Parasnis and the Company in the last fiscal year, and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Parasnis will receive the standard compensation available to the Company’s current non-employee directors, which is discussed in the Company’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 6, 2021. In accordance with the Company’s customary practice, the Company will also enter into its standard form of indemnification agreement with Mr. Parasnis, which agreement is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-223182) filed with the SEC on February 23, 2018.

A copy of the blog post announcing the appointment of Mr. Parasnis to the Board is attached here as Exhibit 99.1.

For additional information, see the blog post attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Blog post published by Dropbox, Inc. on March 28, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2022

Dropbox, Inc.
/s/ Bart Volkmer
Bart Volkmer
Chief Legal Officer